As filed with the Securities and Exchange Commission on December 29, 2010

Registration No. 333-167786

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-167786
UNDER THE SECURITIES ACT OF 1933

Exxon Mobil Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey		13-5409005
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
5959 Las Colinas Boulevard Irving, Texas 75039-2298 (972) 444-1000
(Address of Principal Executive Offices)

XTO Energy Inc. Employees’ 401(k) Plan (Full Titles of the Plan(s))

Lucille J. Cavanaugh Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, Texas 75039-2298
(Name and Address of Agent for Service)

(972) 444-1000
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Edmond T. FitzGerald Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement of Exxon Mobil Corporation (“ExxonMobil”) on Form S-8 (File No. 333-167786) filed with the Securities and Exchange Commission on June 25, 2010 (the “Registration Statement”), which registered 2,000,000 shares of ExxonMobil common stock, without par value (“Common Stock”), and an indeterminate amount of interests, to be offered pursuant to the XTO Energy Inc. Employees’ 401(k) Plan, as amended (the “Plan”).

Plan contributions may no longer be invested in the Common Stock fund and therefore Plan interests are exempt from registration.  Furthermore, ExxonMobil has approved the merger of the Plan with and into the ExxonMobil Savings Plan (the “Merger”), another defined contribution plan sponsored by ExxonMobil.  As a result of the Merger, the Plan and the interests therein will cease to exist.

Accordingly, ExxonMobil hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by ExxonMobil in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all Plan interests and all shares of Common Stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of December, 2010.

EXXON MOBIL CORPORATION

By:	/s/ Rex W. Tillerson
	Name:	Rex W. Tillerson
	Title:	Chairman of the Board

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed this 28th day of December, 2010 by the following persons in the following capacities.

Signature	Title	Date

/s/ Rex W. Tillerson	Chairman of the Board	12/28/10
Rex W. Tillerson	(Principal Executive Officer)

*	Director	12/28/10
Michael J. Boskin

*	Director	12/28/10
Larry R. Faulkner

*	Director	12/28/10
Kenneth C. Frazier

*	Director	12/28/10
William W. George

*	Director	12/28/10
Marilyn Carlson Nelson

*	Director	12/28/10
Samuel J. Palmisano

*	Director	12/28/10
Steven S Reinemund

*	Director	12/28/10
Edward E. Whitacre, Jr.

	Director	12/28/10
Peter Brabeck-Letmathe

	Director	12/28/10
Jay S. Fishman

/s/ Donald D. Humphreys	Senior Vice President and Treasurer	12/28/10
Donald D. Humphreys	(Principal Financial Officer)

/s/ Patrick T. Mulva	Vice President and Controller	12/28/10
Patrick T. Mulva	(Principal Accounting Officer)

*By:	/s/ Randall M. Ebner
	Name:	Randall M. Ebner
	Title:	Attorney-in-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of December, 2010.

XTO Energy Inc. Employees’ 401(k) Plan

/s/ Karen Wilson
Karen Wilson
Plan Administrator

EXHIBIT INDEX

Exhibit Number
24.1	Powers of Attorney (previously filed with the original Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on June 25, 2010).